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News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Dave Parker, (812) 491-4135, d.parker@vectren.com
Media Contact         Natalie Hedde, (812) 491-5105, nhedde@vectren.com

FOR IMMEDIATE RELEASE

Aug 1, 2018

Vectren Corporation Reports Second Quarter 2018 Results
Affirms 2018 Guidance

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported results for the three months ended June 30, 2018 of $22.2 million, or $0.27 per share, compared to earnings of $37.6 million, or $0.45 per share for the three months ended June 30, 2017. During the quarter, the company incurred $15.3 million, $11.4 million after tax, or $0.14 per share, of expenses related to the merger with CenterPoint Energy. Also in the quarter, the company reflected a $13.1 million after tax charge, or $0.16 per share, related to its equity investment in certain storage assets jointly owned with Sempra Energy International (Sempra), resulting from Sempra’s announcement of an impairment charge related to its suite of storage assets. Excluding these two items that the company believes are not indicative of ongoing operations, results for the three months ended June 30, 2018, were $46.7 million, or $0.56 per share. For the six months ended June 30, 2018, consolidated net income was $85.7 million or $1.03 per share, compared to $92.9 million or $1.12 per share for the six months ended June 30, 2017. Excluding the two items noted above, results for the six months ended June 30, 2018, were $110.2 million, or $1.33 per share. Also reflected in the year-to-date 2018 results is income of $4.9 million, or $0.06 per share, related to Section 179D tax deductions.

Summary and highlights of results

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Utility Group earnings were $25.5 million, or $0.31 per share, for the three months ended June 30, 2018, which matched 2017 results for the same period, and reflects the unfavorable impacts of certain timing items. For the year-to-date period, net income for the Utility Group was $99.8 million, or $1.20 per share, compared to earnings of $91.4 million, or $1.10 per share in 2017. Results reflect increases from the returns on continued investment in infrastructure replacement programs in Indiana and Ohio and the favorable impact of weather in 2018 as compared to 2017.

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Nonutility Group earnings were $21.7 million, or $0.26 per share, excluding the charge incurred related to the storage asset investment in the second quarter of 2018, compared to $12.2 million, or $0.15 per share, in the second quarter of 2017. For the year-to-date period, excluding the charge incurred related to the storage asset investment, Nonutility Group earnings were $11.1 million, or $0.13 per share, compared to $1.7M, or $0.02 per share, in 2017. Also reflected in the year-to-date 2018 results is income of $4.9 million, or $0.06 per share, related to Section 179D tax deductions. Increases in the quarter and year-to-date periods were driven by earnings growth in both the Infrastructure Services and Energy Services businesses and the benefit from the lower federal tax rate.

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“Our ongoing operating results are on track to meet expectations for the year and we are affirming our 2018 guidance,” said Carl Chapman, Vectren’s chairman, president and CEO. “Our Utility Group results reflect the ongoing investment in our gas infrastructure programs in both Indiana and Ohio that continue to drive growth for the business. Our Nonutility Group continues to perform very well with strong demand continuing for both the Infrastructure Services and Energy Services businesses.”

Update on Merger with CenterPoint Energy

As previously announced, the company reached an agreement for the merger of CenterPoint Energy and Vectren Corporation on Apr. 21, 2018. The consummation of the merger is subject to various conditions. The various approvals processes are moving forward, including the receipt of early termination of the waiting period under the Hart-Scott-Rodino Act and the Federal Communications Commission final approvals for the transfer of control of the company's subsidiaries which hold radio licenses. Informational proceedings with regulators in Indiana and Ohio have been initiated and the Indiana Regulatory Commission (IURC) has set a schedule for the review of information voluntarily submitted by the companies related to the merger, culminating in an Oct. 17, 2018 hearing. A hearing before the Public Utilities Commission of Ohio is not expected. A filing has also been made with the Federal Energy Regulatory Commission regarding the merger. That filing is still pending and no parties have intervened in the proceeding. On July 16, 2018, the company filed a definitive proxy statement, and a Form 8-K including supplemental disclosures to the proxy statement, with the Securities and Exchange Commission in connection with the merger. The company has scheduled a special shareholders meeting on Aug. 28, 2018, to conduct a vote on matters relating to the merger. Finally, as of Aug. 2, 2018, seven purported company shareholders have filed lawsuits under the federal securities laws in the United States District Court for the Southern District of Indiana challenging the adequacy of the disclosures made in the company's proxy statement in connection with the merger. The company believes that these complaints are without merit. Subject to receipt of remaining approvals, the Company continues to anticipate that the closing of the merger will occur no later than the first quarter of 2019.

In connection with the merger, the company recorded merger-related expenses of $15.3 million in the quarter ending June 30, 2018. Merger-related expenses for the quarter include $10.2 million of transaction advisory and other costs and $5.1 million for the end-of-period measurement of share-based and deferred compensation obligations that resulted from increases in the company’s common stock trading price since the announcement of the merger.

2018 earnings guidance affirmed

The company affirms its 2018 consolidated earnings guidance range of $2.80 to $2.90 per share. The 2018 consolidated earnings guidance expectation includes Utility Group earnings within a range of $2.20 to $2.25 per share and the Nonutility Group/Corporate and Other earnings within a range of $0.60 to $0.65 per share. These guidance ranges exclude certain items that management believes are not indicative of on-going operations, including, the charge recorded related to its equity investment in certain storage assets jointly owned with Sempra and any costs that will result from the merger of the company and CenterPoint Energy. Guidance ranges also exclude the favorable impact from Section 179D tax deductions as the tax provision providing for such deductions has expired.

Guidance ranges are based on assumptions, including the assumption of normal weather for the remainder of the year across all of the areas served by both our utility and nonutility operations, and other information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in 2018 earnings significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements".

Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

Gas Utility Services: provides natural gas distribution and transportation services to nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area

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The Gas Utility Services operating segment earned $5.3 million, or $0.06 per share, during the second quarter of 2018, compared to $7.0 million, or $0.08 per share, in the second quarter of 2017. For the six months ended June 30, 2018, Gas Utility Services earned $61.3 million, or $0.74 per share, compared to $54.9 million, or $0.66 per share, in 2017. More than offset year-to-date, the results in the quarter reflect the timing impacts from tax reform in the determination of the annual effective tax rate. The quarter and year-to-date reflect increased returns on the growing Indiana and Ohio infrastructure replacement programs.

(millions)	Quarter End	Year-to-Date
2017 Gas Utility Earnings	$7.0	$54.9
Gas Infrastructure replacement programs	3.1	6.1
Timing of tax reform	(3.8)	1.3
All other	(1.0)	(1.0)
	(1.7)	6.4
2018 Gas Utility Earnings	$5.3	$61.3

Electric Utility Services: provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations

The Electric Utility Services operating segment earned $17.8 million, or $0.21 per share, in the second quarter of 2018, compared to $15.9 million, or $0.19 per share, in the second quarter of 2017. For the six months ended June 30, 2018, Electric Utility Services earned $31.8 million, or $0.38 per share, compared to $29.6 million, or $0.36 per share, in 2017. Electric results, which are not protected by weather normalizing mechanisms, reflect a $2.9 million increase due to weather in the quarter, as annualized cooling degree days were 119% of normal, compared to 108% of normal in 2017. Year-to-date results reflect a $5.5 million favorable variance year-over-year due to weather, partially offset by an increase resulting from the timing of power plant maintenance expenses. Results in the quarter and year-to-date period also reflect the timing impacts from tax reform in the determination of the annual effective tax rate that will be fully offset by year end.

(millions)	Quarter End	Year-to-Date
2017 Electric Utility Earnings	$15.9	$29.6
Weather impact on small customer usage	2.9	5.5
Power plant maintenance expense	0.1	(1.2)
Timing of tax reform	(0.8)	(1.8)
All other	(0.3)	(0.3)
	1.9	2.2
2018 Electric Utility Earnings	$17.8	$31.8

Other Operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In the second quarter of 2018, earnings from these operations, were $2.4 million compared to $2.6 million in the second quarter of 2017. In the six months ended June 30, 2018, earnings from these operations were $6.7 million compared to $6.9 million in 2017.

Nonutility Group discussion

All amounts included in this section are after tax and net of corporate expenses allocated to the Nonutility Group.

In the second quarter of 2018, Nonutility Group results, excluding the charge incurred related to the storage asset investment, were earnings of $21.7 million, compared to earnings of $12.2 million in 2017. For the six months ended June 30, 2018,

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excluding the charge incurred related to the storage asset investment, the Nonutility Group reported earnings of $11.1 million, compared to earnings of $1.7 million in 2017. Also reflected in the year-to-date 2018 results is $4.9 million, or $0.06 per share, related to IRS Code section 179D deductions.

Infrastructure Services: provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline, LLC and Minnesota Limited, LLC.

Results from Infrastructure Services’ operations for the quarter ended June 30, 2018, were earnings of $19.7 million, or $0.24 per share, compared to $11.4 million, or $0.14 per share, in the second quarter of 2017. During the six months ended June 30, 2018, results were earnings of $3.9 million, or $0.05 per share, compared to earnings of $2.1 million, or $0.03 per share in 2017. Total Infrastructure Services revenues in the second quarter of 2018 were $279.4 million compared to revenues of $277.5 million in the second quarter of 2017. Year-to-date, 2018 revenues totaled $414.7 million, compared to $424.8 million for the year-to-date period in 2017. Infrastructure Services had an estimated backlog of blanket contracts of $555 million and bid contracts of $200 million, for a total backlog of $755 million at June 30, 2018. This compares to an estimated total backlog at June 30, 2017 of $760 million, which included $120 million related to a large transmission project that was largely completed in the second half of 2017. Though a large project has yet to be added to the 2018 backlog, project bidding activity remains strong with over $1.0 billion in bids outstanding on over 20 transmission projects scheduled to be completed by the end of 2019.

The fundamental business model related to the long cycle of integrity, station, and maintenance work in the transmission sector and infrastructure replacement in the distribution sector remains unchanged as demand continues to be high due to the aging infrastructure and evolving safety and reliability regulations. While the focus remains on the recurring work in both sectors, opportunities for large transmission pipeline construction projects will continue to be pursued. Though the timing and recurrence of large transmission projects is less predictable, the large projects demonstrate expertise in this area and provide strong revenues.

Energy Services: provides energy performance contracting and sustainable infrastructure, such as renewables, distributed generation, and combined heat and power projects through its wholly owned subsidiary Energy Systems Group, LLC (ESG).

Results from Energy Services’ operations for the second quarter of 2018 were earnings of $2.2 million, or $0.03 per share, compared to earnings of $1.1 million, or $0.01 per share in 2017. Excluding the favorable impact of Section 179D tax deductions, which were $4.9 million, or $0.06 per share, Energy Services’ earnings during the six months ended June 30, 2018, were $2.8 million, or $0.03 per share, compared to break-even in 2017. Energy Services has year-to-date revenues of $134.4 million in 2018, compared to revenues of $120.7 million for the year-to-date period in 2017.

At June 30, 2018, the backlog of signed contracts is $195 million compared to $180 million at Dec. 31, 2017. The estimated sales funnel at June 30, 2018, totals $305 million, and over $129 million in new orders have been signed year-to-date in 2018. The company's long-term view of the performance contracting and sustainable infrastructure opportunities remains strong with an expected continued national focus on energy conservation and security, renewable energy, and sustainability and as customer focus on new, efficient, clean sources of energy grows. As it relates to the impact on results from Section 179D, on Feb. 9, 2018, a one year extension of Section 179D was approved, making available deductions for the 2017 tax year. That impact was reflected in the first quarter of 2018, as noted above. Though not assured and not reflected in long-term growth rates, efforts continue to secure this benefit in the future.

Investment in ProLiance Holdings, LLC
The company has an investment in ProLiance Holdings, LLC (ProLiance). Much of the ProLiance business was sold on June 18, 2013 when ProLiance exited the natural gas marketing business through the disposition of certain of the net assets of its energy marketing business, ProLiance Energy, LLC. The company's remaining investment in ProLiance relates primarily to an investment in LA Storage, LLC (LA Storage). Consistent with its ownership percentage, the company is allocated 61 percent of ProLiance’s profits and losses; however, governance and voting rights remain at 50 percent for each member; and therefore, the company accounts for its investment in ProLiance using the equity method of accounting.

ProLiance Transportation and Storage, LLC (PT&S), a subsidiary of ProLiance, and Sempra, through a joint venture, have a 100 percent interest in a development project for salt-cavern natural gas storage facilities known as LA Storage. PT&S is the minority

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member with a 25 percent interest, which it accounts for using the equity method. On June 27, 2018, Sempra announced a plan to divest of certain natural gas storage assets and recorded a resulting impairment charge related to the assets held for sale and other storage assets, such as LA Storage. As a result of Sempra's impairment of the LA Storage investment and the resulting charge recorded at ProLiance, the company recorded a $17.7 million charge to equity in (losses) of unconsolidated affiliates in the three months ended June 30, 2018. The charge equates to $13.1 million after tax, or $0.16 per share. As of June 30, 2018 the company’s remaining investment in ProLiance is $5.4 million.

Use of Non-GAAP Performance Measures and Per Share Measures

Results Excluding Reconciling Items
This earnings release contains non-GAAP financial measures that exclude reconciling items in 2018, involving merger-related costs and the equity investment impairment charge.

Management uses net income and earnings per share (EPS), excluding reconciling items activity, to evaluate its results. Management believes analyzing underlying and ongoing business trends is aided by the removal of these reconciling items and the rationale for using such non-GAAP measures is that the company would not expect these items to be indicative of ongoing operations. Management believes this presentation provides the best representation of the overall results and certain components of the financial statements for ongoing operations.

A material limitation associated with the use of these measures is that measures excluding reconciling items does not include all activity recognized in accordance with GAAP. Management compensates for this limitation by prominently displaying a reconciliation of these non-GAAP performance measures to their closest GAAP performance measures. This display also provides financial statement users the option of analyzing results as management does or by analyzing GAAP results.

Contribution to Vectren's Basic EPS

Per share earnings contributions of the Utility Group, Nonutility Group, and Corporate and Other are presented and are non- GAAP measures. Such per share amounts are based on the earnings contribution of each group included in the company’s consolidated results divided by the company’s basic average shares outstanding during the period. The earnings per share of the groups do not represent a direct legal interest in the assets and liabilities allocated to the groups; instead they represent a direct equity interest in the company's assets and liabilities as a whole. These non-GAAP measures are used by management to evaluate the performance of individual businesses. In addition, other items giving rise to period over period variances, such as weather, may be presented on an after tax and per share basis. These amounts are calculated at a statutory tax rate divided by the company’s basic average shares outstanding during the period. Accordingly, management believes these measures are useful to investors in understanding each business’ contribution to consolidated earnings per share and in analyzing consolidated period to period changes and the potential for earnings per share contributions in future periods. Per share amounts of the Utility Group and the Nonutility Group are reconciled to the GAAP financial measure of basic EPS by combining the GAAP earnings per share of Utility Group, Nonutility Group, and Corporate and Other. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP.

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The following tables reconcile net income and basic EPS the GAAP measure to the non-GAAP measure in 2018.

	Three Months Ended June 30, 2018
(In millions, except EPS)	GAAP Measure	Merger-Related Costs	Equity Investment Impairment Charge	Non-GAAP Measure

Net Income and EPS by Segment
Consolidated
Net Income	$22.2	$11.4	$13.1	$46.7
Basic EPS	$0.27	$0.14	$0.16	$0.56

Nonutility Group
Net Income	$8.6	$—	$13.1	$21.7
Basic EPS	$0.10	$—	$0.16	$0.26

Corp & Other
Net Income	$(11.9)	$11.4	$—	$(0.5)
Basic EPS	$(0.14)	$0.14	$—	$(0.01)

	Six Months Ended June 30, 2018
(In millions, except EPS)	GAAP Measure	Merger-Related Costs	Equity Investment Impairment Charge	Non-GAAP Measure

Net Income and EPS by Segment
Consolidated
Net Income	$85.7	$11.4	$13.1	$110.2
Basic EPS	$1.03	$0.14	$0.16	$1.33

Nonutility Group
Net Income	$(2.0)	$—	$13.1	$11.1
Basic EPS	$(0.02)	$—	$0.16	$0.13

Corp & Other
Net Income	$(12.1)	$11.4	$—	$(0.7)
Basic EPS	$(0.15)	$0.14	$—	$(0.01)

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Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on August 2, 2018; Financial slides posted on website on August 1, 2018
Vectren’s financial analyst call will be at 2:00 p.m. (EDT), August 2, 2018, at which time management will discuss second quarter 2018 financial results. To participate in the call, analysts are asked to dial 1-844-825-9787 ten minutes prior to the start time and refer to the “Vectren Corporation 2018 Second Quarter Earnings Call”. All interested parties may listen to the live audio-only webcast accompanied by a slide presentation, which will be available on Vectren’s Investor Relations homepage, investors.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. through Infrastructure Services and Energy Services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Information

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

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Factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

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New or proposed legislation, litigation and government regulation or other actions, such as changes in, rescission of or additions to tax laws or rates, pipeline safety regulation and environmental laws and regulations, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plant costs and related assets. Compliance with respect to these regulations could substantially change the operation and nature of the company’s utility operations.

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Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, or other similar occurrences could adversely affect the company's facilities, operations, financial condition, results of operations, and reputation.

•	Cyber attacks or similar occurrences could adversely affect the company's facilities, operations, corporate reputation, financial condition, and results of operations.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

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Approval and timely recovery of new capital investments related to the electric generation transition plan, including timely approval to build and own generation, ability to meet capacity requirements, ability to procure resources needed to build new generation at a reasonable cost, ability to appropriately estimate costs of new generation, the effects of

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construction delays and cost overruns, ability to fully recover the investments made in retiring portions of the current generation fleet, scarcity of resources and labor, and workforce retention, development and training.

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Regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the IURC and/or PUCO and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases.

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Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation, commodity prices, and monetary fluctuations.

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Economic conditions, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating expenses; and reductions in the value of investments.

•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•	Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities.

•
Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

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The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s Infrastructure Services and Energy Services businesses.

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Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction.

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Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

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Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

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Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.